As filed with the Securities and Exchange Commission on May 27, 2003

333-100854

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LOGITECH INTERNATIONAL S.A.

(Exact name of Registrant as specified in its charter)

Canton of Vaud, Switzerland	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Logitech International S.A.

Apples, Switzerland

c/o Logitech Inc.

6505 Kaiser Drive

Fremont, California 94555

(510) 795-8500

(Address, including zip code, of Registrant’s principal executive offices)

1996 Stock Plan, as amended

1996 Employee Stock Purchase Plan, as amended

(Full titles of the Plans)

Kristen M. Onken

Chief Financial Officer

Logitech International S.A.

c/o Logitech Inc.

Fremont, California 94555

(510) 795-8500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven V. Bernard, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

(650) 493-9300

EXPLANATORY NOTE

This post-effective amendment no. 1 to Form S-8 registration statement (“Amendment No. 1”) is being filed solely to attach as Exhibit 4.2 the form of the Logitech International S.A. 1996 Stock Plan, as amended and restated April 15, 2003. The original registration statement on Form S-8 (File No. 333-100854) was filed by the registrant on October 30, 2002 (the “Registration Statement”). The Registration Statement is not otherwise amended or superseded by this Amendment No. 1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Document

4.1(1)

Form of Deposit Agreement dated March 27, 1997, as amended July 5, 2000 and as further amended on August 2, 2001, among Logitech International S.A., the Bank of New York, as Depositary, and owners and beneficial owners of American Depositary Receipts (including as an exhibit the form of American Depositary Receipt).

4.2	1996 Stock Plan, as amended and restated.

4.3(2)	1996 Employee Stock Purchase Plan, as amended.

5.1(2)	Opinion of Lenz & Staehelin as to the validity of the Registered Shares.

23.1(2)	Consent of PricewaterhouseCoopers SA, independent accountants.

23.2(2)	Consent of Lenz & Staehelin (included in Exhibit 5.1).

24.1(2)	Powers of Attorney (included on signature page).

(1)	Incorporated by Reference to Exhibits included in Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form F-6 (File No. 333-13706) declared effective by the Securities and Exchange Commission on August 2, 2001.
(2)	Incorporated by Reference to Exhibits included in Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 30, 2002 (File No. 333-100854).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, California, on May 27 2003.

LOGITECH INTERNATIONAL S.A.

By:	/s/ GUERRINO DE LUCA
Guerrino De Luca, President and Chief Executive Officer

By:	/s/ KRISTEN M. ONKEN
Kristen M. Onken, Chief Financial Officer and Chief Accounting Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to registration statement on Form S-8 has been signed on May 27, 2003, by the following persons in the capacities indicated.

Signature	Title	Date

/s/ GUERRINO DE LUCA Guerrino De Luca	President and Chief Executive Officer (Principal Executive Officer)	May 27, 2003

/s/ KRISTEN M. ONKEN Kristen M. Onken	Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer)	May 27, 2003

/s/ * Daniel Borel	Chairman	May 27, 2003

/s/ * Frank Gill	Director	May 27, 2003

/s/ * Michael Moone	Director	May 27, 2003

/s/ * Peter Pfluger	Director	May 27, 2003

/s/ * Ron Croen	Director	May 27, 2003

/s/ * Kee-Lock Chua	Director	May 27, 2003

/s/ * Gary Bengier	Director	May 27, 2003

*By:	/s/ KRISTEN M. ONKEN
Kristen M. Onken, Attorney-in-Fact

Index to Exhibits

Exhibit Number	Description of Document

4.1(1)

Form of Deposit Agreement dated March 27, 1997, as amended July 5, 2000 and as further amended on August 2, 2001, among Logitech International S.A., the Bank of New York, as Depositary, and owners and beneficial owners of American Depositary Receipts (including as an exhibit the form of American Depositary Receipt).

4.2	1996 Stock Plan, as amended and restated.

4.3(2)	1996 Employee Stock Purchase Plan, as amended.

5.1(2)	Opinion of Lenz & Staehelin as to the validity of the Registered Shares.

23.1(2)	Consent of PricewaterhouseCoopers SA, independent accountants.

23.2(2)	Consent of Lenz & Staehelin (included in Exhibit 5.1).

24.1(2)	Powers of Attorney (included on signature page).

(1)	Incorporated by Reference to Exhibits included in Registrant’s Post-Effective Amendment No. 2 to Registration Statement on Form F-6 (File No. 333-13706) declared effective by the Securities and Exchange Commission on August 2, 2001.
(2)	Incorporated by Reference to Exhibits included in Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 30, 2002 (File No. 333-100854).